SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 25, 2006

Apollo Resources International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2006, Apollo Resources International, Inc.  (the “Company”) entered into a Securities Purchase Agreement with an accredited investor relating to the sale and issuance of 13,157,895 shares (the “Shares”) of common stock of the Company, par value $.001 per share (the “Common Stock”) at $0.38 per share for gross proceeds of approximately $5,000,000.00 before payment of commissions and expenses. The Company also issued a five-year warrant exercisable into 16,447,369 shares of Common Stock at an exercise price of $0.38 per share, subject to adjustment in certain circumstances (the “Warrants”). The Warrants include a cashless exercise feature under certain circumstances when there is not an effective registration statement available for the resale of the shares of Common Stock issuable upon exercise of the Warrants.

The Company expects to use the proceeds for general working capital purposes.

In connection with the placement, on July 25, 2006, the Company also entered into a Registration Rights Agreement with the purchaser, pursuant to which it has agreed to file a resale registration statement covering the Shares and the shares of Common Stock underlying the Warrants. The Company is obligated to file the registration statement within 90 days after the closing, and cause the registration statement to become effective within 120 days of the closing, or 180 days in the event the registration statement is reviewed by the Securities and Exchange Commission. In the event the Company fails to satisfy such obligations, and under certain other circumstances as set forth in the Registration Rights Agreement, it will be required to pay liquidated damages equal to 1.5% of the aggregate investment amount paid by the purchaser for the Shares and Warrants, with an aggregate cap of 12.5% on such liquidated damage payments.

The private placement was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

The information required to be disclosed hereunder in respect of the Company’s Shares and Warrants issued to the purchaser is set forth in response to Item 1.01 above and is incorporated hereby by this reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.1  Form of Securities Purchase Agreement, dated July 25, 2006

10.2  Form of Registration Rights Agreement, dated July 25, 2006

10.3  Form of Warrant, dated July 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc.
(Registrant)

Date:	July 25, 2006	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer